SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8 - K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of Report (Date of Earliest Event Reported): March 22, 2006

INTERNATIONAL SPORTS AND MEDIA GROUP, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada	000-27487	88-0350156
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer ID Number)

1635 Rosecrans Street, Suite D, San Diego, CA 92106
(Address of principal executive offices)

Registrant's telephone number, including area code: (858) 488-7775

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act  (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On March 22, 2006, International Sports and Media Group, Inc. (the “Company”) and Yan K. Skwara entered into a new Employment Agreement.  Pursuant to the Employment Agreement, Mr. Skwara will serve as President and Chief Financial Officer for an employment term through March 22, 2009. Mr. Skwara is entitled to an annual base salary of $153,000 and an initial bonus of 2,000,000 (two million) restricted shares of the Company’s common stock.  The employment agreement also grants Mr. Skwara an incentive in the form of non-qualified stock options to purchase common stock of the Company based on consolidated revenues generated by the Company. Mr. Skwara is also Chairman of the Board of Directors of the Company.

The foregoing description of the Employment Agreement is qualified in its entirety by reference to the Employment Agreement filed as Exhibit 10.1 hereto, which is hereby incorporated by reference herein.

Item 1.02 Termination of a Material Definitive Agreement

On March 29, 2006, we terminated our license agreement with Paris Saint Germain (PSG) Merchandising dated on or about April 23, 2005, located in France. ISMG was to focus on building working relationships with distributors and beverage owners, operators, suppliers and strategic partners to create, market and distribute a private label energy drink geared specifically around the soccer team. Under the license agreement, ISMG was to license the right to use the name and logo of PSG. The exclusive license agreement had a term of 3 years. This agreement was filed with International Sports and Media Group, Inc.'s (the "Company") Form 10-QSB, as amended, for the quarter ended June 30, 2005.

We terminated this agreement because we were unable to capitalize on the opportunities available as a result of the agreement and thus, were unable to comply with the obligations in the agreement. We are currently determining our responsibilities as a result of terminating this agreement.

Item 3.02  Unregistered Sales of Equity Securities

In accordance with the Employment Agreement with Yan Skwara dated March 22, 2006, referenced in Item 1.01, we authorized the issuance of 2,000,000 restricted shares to Mr. Skwara. The shares were valued at $..20 per share and were issued based upon the exemption from registration found in Section 4(2) of the Securities Act.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits

10.1

Employment Agreement with Yan K. Skwara

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL SPORTS AND MEDIA GROUP, INC.

March 29, 2006 Date	/s/ Yan K. Skwara Yan K. Skwara, President